FIFTEEN FIVE PARTNERS PBC

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(f). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

To:	Fifteen Five Partners PBC 901 Crystal Falls Parkway, Suite 207 Leander, Texas 78641

Ladies and Gentlemen:

  Subscription.
    The Investor hereby irrevocably subscribes for and agrees to purchase shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Fifteen Five Partners PBC, a Delaware public benefit corporation (the “Company”), at a purchase price of $1.00 per Share of Class A Common Stock, rounded down to the nearest whole share based on the Investor’s subscription amount, upon the terms and conditions set forth herein. The purchase price of each Share is payable in the manner provided in Section 2(a) below. The Shares being subscribed for under this Subscription Agreement are sometimes referred to herein as the “Securities.” The rights and preferences of the Securities are as set forth in the certificate of incorporation of the Company, available in the exhibits to the offering statement of the Company (the “Offering Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A of the Securities Act of 1933, as amended (the “Act”).
    The Investor understands that the Securities are being offered pursuant to the Offering Circular dated December 6, 2018, and its exhibits (the “Offering Circular”) as filed with the SEC. By subscribing, the Investor acknowledges that it has received and reviewed a copy of the Offering Circular and Offering Statement and any other information required by the Investor to make an investment decision with respect to the Securities.
    This Subscription may be accepted or rejected, in whole or in part, at any time prior to the Termination Date (as defined below) by the Company in its sole discretion. In addition, the Company, in its sole discretion, may allocate to the Investor only a portion of the number of the Shares that the Investor has subscribed to purchase hereunder. The Company will notify the Investor whether its subscription is accepted (in whole or in part) or rejected. If the Investor’s subscription is rejected, the Investor’s payment (or portion thereof if partially rejected) will be returned without interest and all of the Investor’s obligations hereunder shall terminate.
    The aggregate number of shares of Class A Common Stock that may be sold by the Company pursuant to the Offering Statement shall not exceed 250,000 Shares (the “Maximum Shares”). The Company may accept subscriptions until the earlier of (i) the date at which the Maximum Shares have been sold or (ii) the date which is one year from the Offering Statement being qualified by the SEC, provided that the Company may, in its sole discretion, either terminate the offering at an earlier date or extend the offering in accordance with applicable SEC regulations for such additional period as may be required to sell the Maximum Shares (as applicable, the “Termination Date”). The Company may elect at any time to close all or any portion of this offering on various dates at or prior to the Termination Date (each a “Closing”).
    In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to the Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 4 hereof, which shall remain in force and effect.
  Purchase Procedure.
    Payment. The purchase price for the Shares shall be paid simultaneously with the Investor’s subscription. The Investor shall deliver payment for the aggregate purchase price of the Securities by ACH electronic transfer or by wire transfer, or by any other method subject to the Company’s sole and absolute discretion, to an account designated by the Company. In the event the Investor’s subscription is not accepted by the Company, any funds tendered by the Investor shall be promptly returned by the Company to the Investor without interest or deduction.
    Delivery of Securities. Upon acceptance of the Investors subscription and a Closing, the Investor shall receive notice and evidence of the digital entry of the number of the Securities owned by the Investor reflected on the books and records of the Company and verified by ClearTrust, LLC (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by the Investor, the Transfer Agent may record the Shares beneficially owned by the Investor on the books and records of the Company in the name of any other entity as designated by the Investor.
  Representations and Warranties of the Company. The Company represents and warrants to the Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing:
    Organization and Standing. The Company is a public benefit corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Securities and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.
    Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.
    Authority for Agreement. The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.
    No Filings. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.
    Capitalization. The authorized capital of the Company consists, immediately prior to the first Closing hereunder, of 3,378,200 shares of common stock of the Company, par value $0.0001 per share, of which (i) 2,314,100 shares are designated as Class A Common Stock, of which none are issued and outstanding, (ii) 100 shares are designated as Class F Common Stock, of which 100 are issued and outstanding, and (iii) 1,064,000 shares are designated as Class P Common Stock, of which 564,000 are issued and outstanding. Under the terms of the Company’s certificate of incorporation, shares of Class F Common Stock and Class P Common Stock are convertible into an equivalent number of shares of Class A Common Stock at the election of their holder. Except as set forth herein, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.
    Financial Statements. Complete copies of the Company’s financial statements, consisting of the consolidated balance sheets of the Company as of its fiscal years ending on December 31, 2016, and December 31, 2017, and the related consolidated statements of income, stockholder’s equity and cash flows for the respective periods then ended (collectively, the “Financial Statements”), have been made available to the Investor and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the financial position of the Company as of the respective dates they were prepared and the results of the operations, changes in stockholder’s equity and cash flows of the Company for the respective periods indicated. PMB Helin Donovan, LLP, which has audited the Financial Statements at December 31, 2016, and December 31, 2017, and for each fiscal year then ended, is an independent accounting firm within the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board.
    Proceeds. The Company shall use the proceeds from the issuance and sale of the shares of Class A Common Stock sold in the offering as set forth in the section of the Offering Circular captioned “Use of Proceeds.”
    Litigation. Except as disclosed in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (i) against the Company or (ii) to the Company’s knowledge, against any consultant, officer, manager, director or significant employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.
  Representations and Warranties of Investor. By subscribing, the Investor (and, if the Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom the Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing:
    Requisite Power and Authority. The Investor has all necessary power and authority under all applicable provisions of law to subscribe hereunder, to execute and deliver this Subscription Agreement and to carry out the provisions of this agreement. All action on the Investor’s part required for its lawful subscription have been or will be effectively taken prior to the Closing. This Subscription Agreement is a valid and binding obligation of the Investor, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.
    Investment Experience. The Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Investor’s investment in the Securities, and to make an informed decision relating thereto; or the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Investor’s investment in the Securities, and to make an informed decision relating thereto.
    Investor Determination of Suitability. The Investor has evaluated the risks of an investment in the Securities, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for the Investor. The Investor has adequate financial resources for an investment of this character, and at this time the Investor could bear a complete loss of its investment in the Company.
    No Registration. The Investor understands that the Securities are not being registered under the Securities Act, on the ground that the issuance thereof is exempt pursuant to Regulation A promulgated under Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Investor’s representations and warranties and those of the other subscribers for Shares of Class A Common Stock. The Investor further understands that the Securities are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are “covered securities” under Section 18 of the Securities Act. The Investor covenants not to sell, transfer or otherwise dispose of any Securities unless such Securities have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.
    Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is currently no public market for the Securities and that there is no guarantee such a market will ever exist. The Company has no obligation to list any of the Securities on any exchange or take any steps (including registration under the Securities Act or Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Investor must bear the economic risk of this investment indefinitely and the Investor acknowledges that it is able to bear the economic risk of losing its entire investment in the Securities.
    Accredited Investor Status or Investment Limits. The Investor represents that either: (i) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (ii) the purchase price, together with any other amounts previously used to purchase Shares in this offering, does not exceed 10 percent of the greater of the Investor’s annual income or net worth (or in the case where the Investor is a non-natural person, their revenue or net assets for its most recently completed fiscal year end). The Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.
    Stockholder Information. Within five days after receipt of a request from the Company, the Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. The Investor further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.
    Valuation. The Investor acknowledges that the price of the Shares of Class A Common Stock to be sold in this offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Investor’s investment will bear a lower valuation.
    Domicile. The Investor maintains its domicile (and is not a transient or temporary resident) at the address provided with its subscription.
    Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.
    Indemnity. The representations, warranties and covenants made by the Investor herein shall survive the Closing of this Subscription Agreement. The Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction.
    “Market Stand-Off” Agreement. Upon the effective date of a registration statement of an initial public offering of the Company (an “IPO”) filed under the Securities Act and to the extent requested by the Company or an underwriter of Company securities being sold in an IPO, the Investor shall not, without the prior written consent of the managing underwriters in such IPO, offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Investor, or enter into an agreement to do any of the foregoing, for up to 180 days following such IPO. For purposes of this Section 4(l), “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this Section 4(l) and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Investor until the end of such period. Each Investor shall enter into any agreement reasonably required by the underwriters to the IPO to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO are intended third-party beneficiaries of this Section 4(l) and shall have the right, power and authority to enforce the provisions of this Section 4(l) as though they were parties hereto. The Investor agrees that, in the event it transfers any Securities, it will require the transferee of such Securities to agree this Section 4(l) as a condition of such transfer. For the purposes of this Section 4(l), “Investor” includes the Investor and any transferee thereof.
  Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

  THE INVESTOR CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF TEXAS AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE INVESTOR ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS FOR SUCH ACTIONS OR PROCEEDINGS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. THE INVESTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 6 AND PROVIDED WITH THE INVESTOR’S SUBSCRIPTION.

  THE INVESTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. THE INVESTOR ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE INVESTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

  Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery, (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof or (c) emailed on the date of such delivery to the address of the respective parties as follows:

  If to the Company, to:

  Fifteen Five Partners PBC
  901 Crystal Falls Parkway, Suite 207
  Leander, Texas 78641

  If to Investor, at the Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

  Miscellaneous.
    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.
    This Subscription Agreement is not transferable or assignable by the Investor.
    The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon the Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.
    None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Investor.
    In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.
    The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
    This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.
    The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.
    The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
    This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
    If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.
    No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
  Subscription Procedure. If subscribing electronically, each Investor, by providing its name and subscription amount, and by clicking “accept,” checking the appropriate box on the website, or providing an electronic signature (“Electronic Acceptance”), confirms such Investor’s investment and electronic signature to this Agreement. The Investor agrees that its Electronic Acceptance is the legal equivalent of its manual signature on this Agreement and establishes such Investor’s acceptance of the terms of this Agreement.

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